                                                                     Exhibit 5.1

                            [Torys Letterhead]

                                                          September 4, 2001

Merrill Lynch Canada Inc.
BCE Place
Suite 400
181 Bay Street
Toronto, Ontario
M5J 2V8

Ladies and Gentlemen:

      We are acting as Canadian counsel to Merrill Lynch Canada Inc. ("Merrill Lynch") in connection with a transaction whereby owners of shares of common stock of Canadian Pacific Limited ("CP Shares") will be invited to deposit their CP Shares with the BNY Trust Company of Canada (the "Depositary") in order to receive HOLding Company Depositary ReceiptS for shares of common stock of Canadian Pacific Limited ("CP HOLDRS"). In this capacity, we have been involved in the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form F-1, as amended from time to time and filed by Merrill Lynch (the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of CP HOLDRS to be issued by the Depositary in the United States and in the preparation and filing with the securities regulatory authorities in Canada of a similar disclosure document (and related applications for exemptive relief from certain provisions of applicable securities laws) for use in connection with the distribution of CP HOLDRS in the provinces and territories of Canada.

      In this capacity, we have examined a copy of the deposit agreement between the Depositary, Merrill Lynch and the owners and beneficial owners of CP HOLDRS from time to time and depositors of securities (the "Deposit Agreement").

      We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such other corporate records of Merrill Lynch, such other certificates and advice of public officials and of officers of Merrill Lynch, and such other agreements, instruments and documents as we have deemed necessary as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to such opinions, we have relied upon such certificates and advice.

      The opinions set forth below are also based upon the assumptions that:

          (i) the Registration Statement, as finally amended, has become effective under the Securities Act;

          (ii) the amount, price and other principal terms of the CP HOLDRS have been approved by the Board of Directors of Merrill Lynch;

          (iii) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary substantially in the form filed as an exhibit to the Registration Statement; and

          (iv) the CP HOLDRS have been issued and delivered in accordance with the Deposit Agreement.

      Our opinion with respect to the enforceability of CP HOLDRS is subject to the following qualifications:

          (a) the enforceability of CP HOLDRS is subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium and other similar laws of general application relating to or affecting the enforcement of creditors' rights generally; and

          (b) the enforceability of CP HOLDRS is subject to general equitable principles, including the fact that the availability of equitable remedies, such as specific performance and injunctive relief, is in the discretion of a court.

      Our opinions expressed herein are limited to the laws of the Province of Ontario, and the federal law of Canada, and we do not express any opinion herein concerning any other law.

      Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the CP HOLDRS will be legally issued, fully paid and non-assessable, will be legal, valid and binding obligations of the trust created by the Deposit Agreement, enforceable against the trust in accordance with their terms.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

                                          Yours truly,

                                          /s/ Torys